Exhibit 32
Certification of Managing Member of the General Partner who performs the functions of the Chief Executive Officer and Chief Financial Officer
I, John F. Rothman, certify that the Quarterly Report of Casa Munras Hotel Partners, L.P. on Form 10-QSB for the quarterly period ended March 31, 2006 fully complies with the requirements of section 13(a) of 15(d) of the Securities Exchange Act of 1934 (15 U.S.C(ss) 78m of (ss) 78o(d)) and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Casa Munras Hotel Partners, L.P.

CASA MUNRAS GP, LLC General Partner
/s/ JOHN F. ROTHMAN
John F. Rothman
Managing Member
Dated: May 11, 2006